EXHIBIT 6(b)

                            SELECTED DEALER AGREEMENT

Dear Sirs:

     As the principal underwriter of shares in regulated investment companies managed by Composite Research and Management co. which are distributed by us at their respective net asset values plus any sales charges pursuant to each Fund's prospectus, we invite you to participate as principal in the distribution of shares of any and all of the Funds upon the following terms and conditions:

     1. You are to offer and sell such shares only at the public offering prices which shall be currently in effect, in accordance with the terms of the then current prospectus of the Funds. You agree to act only as principal in such transactions and shall not have authority to act as agent for the Funds, for us, or for any other dealer in any respect. All orders are subject to acceptance by us and become effective upon confirmation by us.

     2. On each purchase of shares by you from us, the total sales charges and discount to selected dealers shall be as stated in each Fund's then current prospectus.

     Such sales charges and discount to selected dealers are subject to reductions under a variety of circumstances as described in each Fund's then current prospectus. To obtain these reductions, we must be notified when the sale, which qualifies for the reduced charge, takes place.

    There is no sales charge applied on the reinvestment of dividends.

     3. As a selected dealer, you are hereby authorized to place orders directly with the Funds for their shares to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in the Distribution Contract between each Fund and us and subject to the applicable compensation provisions set forth in each Fund's then current prospectus. You may tender shares directly to the Funds or their transfer agent, Murphey Favre Securities Services, Inc., for redemption.

     4. Redemption and repurchases of shares will be made at the net asset value of such shares in accordance with the then current prospectus of the Funds.

     5. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc., subject to the Rules of Fair Practice of such Association.

     6. This Agreement is in all respects subject to Rule 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. which shall control any provisions to the contrary in this Agreement.

     7.   You agree:

          (a) To purchase shares from us only for the purpose of covering purchase orders already received or for your own bond fide investment.

          (b) That you will not purchase any shares from your customers at prices lower than the redemption or repurchase prices then quoted by the Funds. You shall, however, be permitted to sell shares for the account of their record owners to the Funds at the repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction.


          (c) That you will not withhold placing customers' orders for shares solely for the purpose of increasing your profit as a result of such withholding.

          (d) That if any shares confirmed to you hereunder are redeemed or repurchased by any of the Funds within seven business days after such confirmation of your original order, you shall forthwith refund to us the full discount reallowed to you on such sales. We shall forthwith pay to the appropriate Fund our share of the "charge" on the original sale, and shall also pay to such Fund the refund from you as herein provided. We shall notify you of such redemption or repurchase within ten days from the date of delivery of the certificate or certificates to us or such Fund. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this subparagraph.

     8. We shall not accept from you any conditional orders for shares. Delivery of certificates for shares purchased shall be made by the Funds only against receipt of the purchase price, subject to deduction for the discount reallowed to you and our portion of the sales charge on such sale. If payment for the shares purchased is not received within the time customary for such payments, the sale may be cancelled without any responsibility or liability on our part or on the part of the Funds (in which case you will be responsible for any loss, including loss of profit, suffered by the Funds resulting from your failure to make payment as aforesaid), or, at our option, we may sell the shares ordered back to the Funds (in which case we may hold you responsible for any loss, including loss of profit suffered by us resulting from your failure to make payment as aforesaid).

     9. You will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and State securities laws and in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the applicable then current prospectus. We shall be under no liability to you except for obligations expressly assumed by us herein. Nothing herein contained however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the Rules and Regulations of the Securities and Exchange Commission, or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

     10. No person is authorized to make any representations concerning shares of the Funds except those contained in the current prospectus and printed information issued by each Fund or by us as information supplemental to each prospectus. We shall supply prospectuses, reasonable quantities of supplemental sales literature, and additional information as issued. You agree not to use other advertising or sales material relating to the Funds unless approved in writing by us in advance of such use. Any printed information furnished by us other than the then current prospectus for each Fund, periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

     11. Either party to this Agreement may cancel this Agreement by giving written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party at his or its address as shown below. This Agreement may be amended by us at any time and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof.

     12. This Agreement shall be construed in accordance with the laws of the State of Washington and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.

                                    Very truly yours,

                                    MURPHEY FAVRE, INC.

                                    By--------------------------------
                                        (Authorized Signature)

    Firm Name---------------------------------------------------------
    Address-----------------------------------------------------------
    City-------------------------------State------------Zip Code------
    ACCEPTED BY (signature)-------------------------------------------
    Name (print)------------------------------------------------------
    Date--------------------------------19---

Please return two signed copies of this Agreement (one of which will be signed by us and thereafter returned to you).

                                        Murphey Favre, Inc.
                                        601 West Main Avenue
                                        Suite 801
                                        Spokane, Washington 99201